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                                    EXHIBIT C

                             JOINT FILING AGREEMENT

    The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Delta and Pine Land Company dated as of March 6, 1998 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.


Dated: March 6, 1998                SOROS FUND MANAGEMENT LLC


                                    By: /s/  Michael C. Neus
                                       -------------------------------
                                          Michael C. Neus
                                          Assistant General Counsel


Dated: March 6, 1998                GEORGE SOROS


                                    By: /s/  Michael C. Neus
                                       -------------------------------
                                          Michael C. Neus
                                          Attorney-in-Fact


Dated: March 6, 1998                STANLEY F. DRUCKENMILLER


                                    By: /s/  Michael C. Neus
                                       -------------------------------
                                           Michael C. Neus
                                           Attorney-in-Fact



Dated: March 6, 1998                DUQUESNE CAPITAL MANAGEMENT, L.L.C.


                                    By: /s/  Gerald Kerner
                                       -------------------------------
                                          Gerald Kerner
                                          Managing Director